UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

JABEZ BIOSCIENCES, INC.

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

6393 Blackstone Dr.,

Zionsville, IN 46077

Telephone: 888-645-3947

(Address, including zip code, and telephone number,

including area code, of issuers principal executive office)

2834	99-3344534
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

JABEZ BIOSCIENCES

Maximum combined offering of $10,000,000 consisting of 5,000,000 Shares of Class “A” Common Stock

JABEZ BIOSCIENCES INC. (“Jabez” or the “Company”) is offering a maximum amount of $10,000,000 of Class “A” Common Stock (“Stock” or “Shares” on a “no minimum/best efforts” basis (the “Offering”). The Offering will terminate on the earlier of twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold. This Offering is a fixed price offering of 5,000,000 shares of Class “A” common stock at the fixed price of $2.00 per share. There is currently no trading market for the shares to be sold in this Offering and there will not be a trading market for such shares upon qualification of this Offering. This Offering is being made directly by the Company and is not currently being offered through an underwriter or broker dealer. As a result, the Company does not currently anticipate incurring or paying any sales commissions to any third parties for the sale of this Offering.

Jabez Biosciences, Inc. is a clinical-stage biopharmaceutical oncology company founded by industry veterans in 2024. With the focus on targeting key mechanistic drivers of cancer and tumor biology, Jabez is dedicated to bringing best-in-class treatment modalities to patients, aiming to improve and extend lives by combining potential targets for monotherapies with established standards of care.

In July 2024, the Company entered into an exclusive license agreement (the “License Agreement”) with the Ohio State Innovation Foundation (“OSIF”), the technology transfer function of The Ohio State University and the Hendrix College, where the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary dihydroorotate dehydrogenase (“DHODH”) small molecule inhibitor. The License Agreement provides the Company exclusive rights to use the licensed patents and related intellectual property in connection with the development and commercialization efforts of DHODH.

As consideration for the exclusive License Agreement, the Company paid OSIF $500,000 for the upfront license fee, and $510,650 for past patent expenses. Total consideration paid was $1,010,650 in the month of August 2024. In addition, in accordance with the License Agreement, the Company agreed to pay OSIF certain specified contingent royalty payments and milestone payments, in each case to the extent such payments are triggered by the Company’s development activities.

Jabez is developing both liquid and solid tumor therapies. Jabez’ lead technology is a dihydroorotate dehydrogenase (DHODH) small molecule inhibitor named JBZ-001. This proprietary therapy is easily synthesized, encapsulated for oral dosing, and stores at room temperature. Strong pre-clinical data suggests that the Jabez molecule may be a safe and effective therapeutic in humans for a number of solid and liquid tumors and has recently been approved as an Investigational New Drug. The JBZ-001, phase 1, First in Human study is anticipated to begin enrolling patients in December, 2024 at Ohio State University’s Comprehensive Cancer Center (OSUCCC), its first site in the study. Dose escalation in up to four indications and the opening of several other enrollment sites will follow the initial safety and tolerability dose escalation study to begin at OSUCCC.

The drug candidate JBZ-001 binds to and turns off a catalytic enzyme needed for tumor cell growth and survival by inhibiting the tumor cell’s ability to repair and multiply. This treatment is considered a targeted therapy (unlike a chemotherapy) because it only effects proliferative diseases where the diseased cells need to grow at accelerated rates, such as cancer. The way normal cells repair and multiply is unaffected. JBZ-001 is anticipated to be a Best-In-Class and First/Second Line Treatment, for several advanced solid and liquid tumor types, many of which may qualify for FDA fast track, priority review, and orphan status, creating “first in the queue” reviews from the FDA and shorter times to approval. The DHODH inhibitor class has become an increasingly popular inhibitor in recent years. The safety and efficacy of DHODH class is well known in the oncology space for blocking cell cycle progression and inducing apoptosis, which has led other established companies to invest in their own DHODH programs.

Pre-clinical studies demonstrate that JBZ-001, combined with other treatment protocols, work synergistically to treat otherwise medically elusive malignancies. Jabez’ pipeline of cancer types to be pursued, alone and in combination with approved therapies, include Non-Hodgkin’s Lymphoma, Small Cell Lung Cancer and Multiple Myeloma.

This Offering is being conducted on a “best efforts” basis, with no minimum. The following illustrates certain important information regarding the sale of this Offering.

	Price to public	Underwriting discount or commissions	Proceeds to Issuer	Proceeds to other persons
Per Share/Unit	$2.00	$0	$2.00	$0
Total Minimum	$0	$0	$0	$0
Total Maximum	$10,000,000	$0	$10,000,000	$0

For further information about the Stock being sold in this Offering please see the section named The Offering on page 3 below and the section named Terms of the Offering on page 11 below.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING, PLEASE REVIEW THE “RISK FACTORS” ON PAGES 4 THROUGH 9 OF BELOW.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFEREED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

ITEM 2. TABLE OF CONTENTS

i

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Jabez Biosciences Inc.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Shares. You should carefully read this entire offering circular, including the information under the heading “Risk Factors” and all information included in this offering circular.

Issuer

Jabez was incorporated on May 22, 2024, in the state of Florida and with its primary place of business located at 6393 Blackstone Dr., Zionsville, IN 46077.

Jabez is a biotechnology company that develops treatment therapeutics for treating cancer. It specifically develops liquid and solid tumor therapeutics through a process of targeting only diseased cancer cells.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

We are an “emerging growth company”, as defined in the JOBS Act, and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	Reduced disclosure obligations regarding executive compensation; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as the fiscal year-end following the fifth anniversary of the completion of our IPO, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.235 billion in annual revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

REGULATION A+

We are offering our Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

THE OFFERING

Class “A” Common Stock	We are offering up to 5,000,000 shares of Class “A” Common Stock at an initial price of $2.00 per share.

Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $10,000,000 if all Shares are sold.

We plan to use substantially all of the net proceeds from this offering to continue to develop our technology, grow our business and for working capital.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Company and our business objectives. There is no guarantee that the Shares will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Risk Factors	An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

RISK FACTORS

Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company has no operating history.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish, and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. Even if the Company is able to obtain capital, it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition

Biotechnology companies, especially startup companies in the biotechnology industry, often find themselves in competition against biotech industry giants. These larger industry giants are backed by vast resources and a deep-rooted market presence and can be a formidable opponent to competition. Hence, securing access to capital is crucial to the ability of a biotech startup to compete and succeed. There can be no assurance the Company will ever be able to attain a competitive market position for its products and services. If the Company is not able to charge the prices it anticipates charging for its products and services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products or services, there is no assurance that there will be broad market acceptance of the Company’s offerings. Biotech companies contribute and benefit the public at large due to their medical innovations. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products or services which are preferred by prospective customers. In such an event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our President and CEO Tamara Jovonovich, CFO Brian Cogley and COO Robert Lewis. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services;

●	price competition for our products and services;

Reliance on third-party service providers creates risks for the Company.

Some of the Company’s operations depend on third-party service providers to host and deliver products, services, and data. Any interruptions, delays, or disruptions of delivery of such products, services, security, or data, including any privacy breaches or failures in data collection, could expose the Company to liability and harm its reputation. Additionally, third-party manufacturers and suppliers are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of certain materials and wastes. The Company may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. Current or future environmental laws and regulations may impair research, development, or production efforts and failure to comply with these laws and regulations may result in substantial fines, penalties, or other sanctions.

Company employees may engage in misconduct, regulatory noncompliance, or other improper activities.

The Company is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with rules and specifications of regulatory authorities, or intentional delivery of inaccurate information to regulatory authorities. Misconduct by employees could include intentional failures to comply with certain manufacturing standards; intentional failures to comply with healthcare fraud and abuse laws enforced by regulatory authorities; intentional failure to report financial information or data accurately; or to disclose unauthorized activities to the Company. Sales, marketing, and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to company reputation. It is not always possible to identify and deter employee misconduct, and the precautions the Company takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to follow such laws or regulations. If any such actions are instituted against the Company, it could have a significant impact on the business and results of operations, including the imposition of significant fines or other sanctions.

The Company is subject to foreign and domestic health and data protection laws.

Compliance with U.S. data protection laws could restrict the Company’s ability to collect, use and disclose data, or in some cases, impact the Company’s ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions, private litigation, and could negatively affect operating results and business.

Claims that the Company violated individuals’ privacy rights, failed to comply with data protection laws, or breached contractual obligations, could be expensive and time-consuming to defend and could result in adverse publicity that could harm business.

The Company is subject to environmental regulations for R&D activities and the handling of regulated substances.

During research and development activities and when working with regulated pharmaceuticals, the Company could be subject to federal, provincial/state, and local laws, rules and regulations governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens, and wastes. The Company believes it has complied with all applicable laws, regulations and policies in all material respects and the Company has never been required to correct any material noncompliance issues. The Company may incur significant costs to comply with environmental and health and safety regulations in the future.

LEGAL RISKS

The Company must protect its intellectual property rights or risk loss of valuable assets and market share.

Commercial success depends significantly on the Company’s ability to obtain and maintain patents, maintain trade secret protection, and operate without infringing the proprietary rights of others.

The patent positions of pharmaceutical companies are uncertain and involve complex legal and factual questions. The coverage claimed in a patent application can be significantly reduced before a patent is issued. Issued patents may not provide protection against competitive technologies or may be held invalid if challenged. Competitors may also independently develop similar products or otherwise circumvent patents issued to the Company. In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as Canadian, European or U.S. law.

Company success depends on trade secrets, technical know-how, and continuing technological innovation to develop and maintain a superior technology position. The Company may be unable to protect its patent rights, trade secrets, technical know-how and other non-patented technology. The Company may need to resort to litigation to protect intellectual property rights. Enforcing or defending intellectual proprietary rights is expensive and may be unsuccessful. Loss of patent protection could end or shorten the period of market exclusivity from a competitor developing or selling simpler product and could adversely impact the Company’s business, market position and financial prospects.

RISKS RELATED TO THE INDUSTRY

Biotech research industry businesses are speculative and subject to numerous risks and uncertainties. The research and development of new proposed products may not succeed in creating any commercial products or value due to formulation, supply chain limitations, preclinical evidence, clinical trial failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition, or other reasons. There is no assurance that any biotech company will earn revenue or a profit.

There is no assurance that research and development activities will result in any commercial products.

Research and development efforts for biotech products may fail to result in any commercial products, or any proprietary or patentable technology. Biotech products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. Biotechnology companies may not be able to protect their proprietary rights, if any, from infringement or theft by third parties. Government regulation may delay, suppress, or prevent marketing and sales of products, even if products can be commercialized. Biotech companies may have inadequate capital to successfully execute key aspects of their business plan, particularly as it relates to the capital-intensive drug approval processes, which take years to complete.

Biotechnology products require regulatory approvals, and the issuance of regulatory approvals is uncertain and subject to a number of risks. These risks include, but are not limited to, regulatory authorities such as the FDA or research Institutional Review Boards (“IRBs”) disagreeing with the design or implementation of clinical trial protocols; the results of clinical trials may not be efficacious or may not meet the level of statistical or clinical significance to receive marketing approval for any product. Regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers and commercial suppliers. Without approvals from regulatory authorities a product cannot be sold.

Successful pharma products are dependent on numerous factors beyond the control of Company management.

Planned clinical study results may show a product to be less effective than expected or may demonstrate harmful or problematic side effects to the user, which would prohibit a company from launching a product. Additionally, there are multiple opportunities for delays to occur during the process of undertaking clinical studies. These delays may be caused by the time needed for regulatory approvals by the IRB(s) and/or government; recruitment challenges (i.e., slow enrollment in clinical investigations); the length of time needed to measure biomarkers and reach investigational endpoints; additional time needed for data analysis; time needed for additional preclinical or clinical data or unexpected safety or manufacturing issues; manufacturing costs and/or supply chain delays; or other factors that render the product not economical. Competing products and technologies may also prevent a product from being economical. Any of these events could significantly harm business results.

Undesirable side effects can delay or prevent regulatory approval of pharmaceutical products.

Side effects related to study investigational products could impact IRBs and/or government regulatory approvals; the ability of enrolled participants to complete the study protocol; and/or could result in potential liability claims. If undesirable side effects are being caused by the product, a number of potentially significant negative consequences could result including regulatory authorities withdrawing approval to continue research; or a requirement for cautionary warning statements be printed on product labels and the biotech company could be held liable for harm caused. Any of these events could prevent a company from achieving or maintaining market acceptance of the product and could significantly harm business results.

Product liability could cause extensive losses if a product is found to be unsafe.

All biotech and pharmaceutical companies are subject to strict product liability laws. A product liability lawsuit could cause substantial losses. Under certain circumstances distributors or retailers of a product may be required to recall or withdraw the product from the marketplace. Even if a situation does not necessitate a recall or market withdrawal, product liability claims may be asserted. If the consumption of any of a product causes, or is alleged to have caused, a health-related illness, a biotech or pharmaceutical company may become subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that the products caused illness or physical harm could adversely affect reputation and brand equity.

The industry is competitive with many new developments and competitors with vast resources.

The pharmaceutical industry is characterized by rapid technological developments and a high degree of competition. Biotech companies compete with other companies for lab space, clinical suites, and highly qualified personnel. Biotech companies must possess strong intellectual property (patents) and demonstrate the ability to commercialize technological developments, raise necessary capital, obtain necessary approvals, conduct large-scale trials, manufacture at scale, distribute abroad, and monetize products. During this time, other companies may develop products that are safer, more effective, or less costly rendering products under development noncompetitive or obsolete.

Success in preclinical and early clinical studies does not ensure success with large-scale investigations.

Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical trials after achieving positive results in preclinical development. Potential setbacks can include negative efficacy observations and/or a lack of replicability of results in clinical trials, as well as potential adverse events. Moreover, preclinical data can be susceptible to varying interpretations and analyses, and many companies that believed their product performed satisfactorily in preclinical studies nonetheless failed to obtain approval or a marketing authorization from regulatory authorities.

Regulatory approval processes are lengthy, time-consuming, and inherently unpredictable.

Biotech companies are not permitted to market products until they receive approval by specific jurisdictional regulatory authorities (such as the United States Food and Drug Administration (“FDA”), and the European Medicines Agency (“EMA”)). Collectively, these regulatory authorities will be referred to as “Regulatory Authorities” or a “Regulatory Authority” generally or in the singular. Prior to submitting a product to any Regulatory Authority for approval, a biotech company will need to complete years of extensive research, including clinical trials (i.e., human studies) and for pharmaceuticals, preclinical research studies (i.e., in vitro and animal studies) as well. All clinical trials require ethics approval from one or more research IRBs. Successfully completing a clinical research program and obtaining approval is a complex, lengthy, and expensive process. Upon completion, research data is used to support market access applications to government authorities. A regulatory authority may delay, limit, or deny approval of a product for many reasons, including not being able to demonstrate a product is safe and effective (i.e., poorly designed research studies; insufficient evidence from clinical trial data; lack of replicability of clinical research results; and/or adverse events associated with the investigational product). Regulatory authorities may also not approve product formulations for market if the product cannot demonstrate that it meets good quality standards (i.e., it cannot consistently meet set analytical specifications; the product cannot maintain a consistent shelf life; and/or the product contains adulterated or fraudulent materials).

Any of these factors could increase development costs and/or jeopardize the ability of a product to obtain regulatory approval, resulting in a significant impact on the viability of any biotechnology business.

Delays with regulators are common and beyond the control of company management.

Inadequate funding, and an increase in the volume of new regulatory applications to government agencies have slowed review periods and approval processes. Average review times at these agencies have fluctuated in recent years (and are expected to continue to fluctuate), and therefore cannot be accurately predicted. Disruptions at regulatory agencies may increase the time necessary for regulatory applications be reviewed and/or approved, causing unpredictable delays which may prevent market access, leading to a negative impact on the product’s potential sales.

RISKS RELATED TO THIS OFFERING

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of Shares will be sold in this offering. Investors’ subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the Shares arbitrarily. The offering price of the Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the Shares and Shares is the fair market value of the Shares or that investors will earn any profit on them.

After the completion of this offering, we may be at an increased risk of securities class action litigation. Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

There will be dilution to any existing third party investors in the Company as a result of this offering.

PLAN OF DISTRIBUTION

We are offering a maximum amount of 5,000,000 of Class “A” Common Stock (“Shares”) at the offering price of $2.00 per share.

All of our Shares are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The offering will terminate on the earlier of 12 months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering (if the entire offering is sold) will be approximately $10,000,000, which will be used to launch and grow our business operations, hire key personnel and for working capital, if the entire offering is sold.

TERMS OF THE OFFERING

Class “A” Common Stock	We are offering up to 5,000,000 shares of Class “A” Common Stock at an initial price of $2.00 per share.

Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $10,000,000 if all shares are sold.

We plan to use substantially all of the net proceeds from this offering to launch and grow our business operations, hire key personnel and for general working capital.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Company and our business objectives. There is no guarantee that the Shares will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Subscription Period

The offering will terminate on the earlier of twelve (12) months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares and Shares have been sold.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Jabez Biosciences, Inc.

6393 Blackstone Dr., Zionsville, IN 46077 or sent via electronic correspondence to bcogley@jabezbio.com.

You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

Investor Suitability Standards

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Shares.

The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Shares (please see below on how to calculate your net worth);

(iii) You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of the Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

BUSINESS

Our Company

Issuer

Jabez was incorporated on May 22, 2024, in the state of Florida and with its primary place of business located at 6393 Blackstone Dr., Zionsville, IN 46077.

Jabez is a biotechnology company that develops treatment therapeutics for treating cancer. It specifically develops liquid and solid tumor therapeutics through a process of targeting only diseased cancer cells.

Our Business

Jabez Biosciences, Inc. is a clinical-stage biopharmaceutical oncology company founded by industry veterans in 2024. With the focus on targeting key mechanistic drivers of cancer and tumor biology, Jabez is dedicated to bringing best-in-class treatment modalities to patients, aiming to improve and extend lives by combining potential targets for monotherapies with established standards of care.

In July 2024, the Company entered into an exclusive license agreement (the “License Agreement”) with the Ohio State Innovation Foundation (“OSIF”), the technology transfer function of The Ohio State University and the Hendrix College, where the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary dihydroorotate dehydrogenase (“DHODH”) small molecule inhibitor. The License Agreement provides the Company exclusive rights to use the licensed patents and related intellectual property in connection with the development and commercialization efforts of DHODH.

As consideration for the exclusive License Agreement, the Company paid OSIF $500,000 for the upfront license fee, and $510,650 for past patent expenses. Total consideration paid was $1,010,650 in the month of August 2024. In addition, in accordance with the License Agreement, the Company agreed to pay OSIF certain specified contingent royalty payments and milestone payments, in each case to the extent such payments are triggered by the Company’s development activities.

Jabez is developing both liquid and solid tumor therapies. Jabez’ lead technology is a dihydroorotate dehydrogenase (DHODH) small molecule inhibitor named JBZ-001. This proprietary therapy is easily synthesized, encapsulated for oral dosing, and stores at room temperature. Strong pre-clinical data suggests that the Jabez molecule may be a safe and effective therapeutic in humans for a number of solid and liquid tumors and has recently been approved as an Investigational New Drug. The JBZ-001, phase 1, First in Human study is anticipated to begin enrolling patients in December, 2024 at Ohio State University’s Comprehensive Cancer Center (OSUCCC), its first site in the study. Dose escalation in up to four indications and the opening of several other enrollment sites will follow the initial safety and tolerability dose escalation study to begin at OSUCCC.

The drug candidate JBZ-001 binds to and turns off a catalytic enzyme needed for tumor cell growth and survival by inhibiting the tumor cell’s ability to repair and multiply. This treatment is considered a targeted therapy (unlike a chemotherapy) because it only effects proliferative diseases where the diseased cells need to grow at accelerated rates, such as cancer. The way normal cells repair and multiply is unaffected. JBZ-001 is anticipated to be a Best-In-Class and First/Second Line Treatment, for several advanced solid and liquid tumor types, many of which may qualify for FDA fast track, priority review, and orphan status, creating “first in the queue” reviews from the FDA and shorter times to approval. The DHODH inhibitor class has become an increasingly popular inhibitor in recent years. The safety and efficacy of DHODH class is well known in the oncology space for blocking cell cycle progression and inducing apoptosis, which has led other established companies to invest in their own DHODH programs.

Pre-clinical studies demonstrate that JBZ-001, combined with other treatment protocols, work synergistically to treat otherwise medically elusive malignancies. Jabez’ pipeline of cancer types to be pursued, alone and in combination with approved therapies, include Non-Hodgkin’s Lymphoma, Small Cell Lung Cancer and Multiple Myeloma.

Intellectual Property

In July 2024, the Company entered into an exclusive license agreement (the “License Agreement”) with the Ohio State Innovation Foundation (“OSIF”), the technology transfer function of The Ohio State University and the Hendrix College, where the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary dihydroorotate dehydrogenase (“DHODH”) small molecule inhibitor. The License Agreement provides the Company exclusive rights to use the licensed patents and related intellectual property in connection with the development and commercialization efforts of DHODH.

DESCRIPTION OF PROPERTY

We do not own any plants or facilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are “forward-looking statements.” You can identify forward-looking statements by the use of words such as “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see “Forward Looking Statements” at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

Issuer

Jabez was incorporated on May 22, 2024, in the state of Florida and with its primary place of business located at 6393 Blackstone Dr., Zionsville, IN 46077.

Jabez is a biotechnology company that develops treatment therapeutics for treating cancer. It specifically develops liquid and solid tumor therapeutics through a process of targeting only diseased cancer cells.

In July 2024, the Company entered into an exclusive license agreement (the “License Agreement”) with the Ohio State Innovation Foundation (“OSIF”), the technology transfer function of The Ohio State University and the Hendrix College, where the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary dihydroorotate dehydrogenase (“DHODH”) small molecule inhibitor. The License Agreement provides the Company exclusive rights to use the licensed patents and related intellectual property in connection with the development and commercialization efforts of DHODH.

As consideration for the exclusive License Agreement, the Company paid OSIF $500,000 for the upfront license fee, and $510,650 for past patent expenses. Total consideration paid was $1,010,650 in the month of August 2024. In addition, in accordance with the License Agreement, the Company agreed to pay OSIF certain specified contingent royalty payments and milestone payments, in each case to the extent such payments are triggered by the Company’s development activities.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

●	As a newly formed start-up company, we present only initial audited financial statements and related management’s discussion and analysis of financial condition and results of operations in our initial registration statement;

●	we avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	we provide reduced disclosure about our executive compensation arrangements; and

●	we do not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Results of Operations for the period from inception (May 22, 2024) to June 30, 2024 (audited)

Gross revenue: For the period from inception to June 30, 2024, gross revenue was $0.

General and administrative: The Company incurred $12,500 in general and administrative expenses for the period from inception to June 30, 2024.

Net loss: Net loss from continuing operations for the period from inception to June 30, 2024, was $12,613.

The table below sets forth line items from the Company’s audited Statements of Operations for the period ending June 30, 2024.

Revenue:
Sales	$-

Total revenue	-

Expenses:
General and administrative expense (Professional Services Expense)	(12,500)
Interest expense	(113)

Net income (loss) before income taxes	(12,613)

Provision for income taxes	-
Net loss	$(12,613)

Earnings per share - basic	$(0.00)
Earnings per share - diluted	$(0.00)
Weighted average shares outstanding - basic and diluted	$14,566,113

Liquidity and Capital Resources

As of June 30, 2024, we had cash of $12,000. During the period from inception (May 22, 2024) to June 30, 2024, we used approximately $12,500 in cash for operating activities and were provided $24,500 through financing activities.

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles issued by the Financial Accounting Standards Board (“FASB”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Offering Document, we believe that the accounting policies discussed above are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Equity-based compensation

None.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Tamara Jovonovich	58	President and Director
Brian Cogley	38	Chief Financial Officer and Director
Robert Lewis	54	Chief Operating Officer and Director
Bruce Cassidy	73	Independent Director
Martin Lewis	64	Director

Tamara Jovonovich, (President, CEO, Treasurer & Director). Dr. Jovonovich co-founded Jabez Biosciences, Inc. in 2023, marking her 20th year in the pharmaceutical industry. After transitioning from academia to pharmaceuticals, Tamara has enjoyed working with start-ups, small, and medium cap commercial manufacturing and development companies, such as Alexza Pharmaceuticals and Cypress Pharmaceuticals. In her tenure, Tamara has contributed to over 15 FDA drug approvals. Her roles have included CEO and Board Member, Director of Product Development, Principal Investigator/Product Owner, and equity partner. Tamara attended the University of Central Florida where she earned a BS in Chemistry and a BS in Fine Arts in 1996; the University of Washington where she earned a PhD in Biophysical Chemistry in 2000; and Stanford University where she earned a Fellowship in Chemistry from 2001-2004.

Brian Cogley, (Chief Financial Officer, Director). Mr. Cogley joined Jabez Biosciences, Inc. in June of 2024 and joined the Board of Directors in August of 2024. Mr. Cogley has over 16 years of accounting and finance experience, having previously held positions of increasing authority at two “Big 4” public accounting firms and served on the management teams of multiple companies in diverse industries. An accountant by training, Mr. Cogley arrives at Jabez with a career in corporate finance and accounting during which he advised and led the financial operations for companies spanning multiple industries including life sciences, pharmaceuticals, financial services, and manufacturing. In May 2023, Mr. Cogley joined the executive team of Coeptis Therapeutics Holdings, Inc. as the Chief Financial Officer. From February 2022 until joining Coeptis, Mr. Cogley was a Senior Manager, Accounting Advisory at CFGI, LLC where he served pharmaceutical and financial services clients in technical accounting implementations and execution, interim Controller roles, interim SEC Reporting Manager roles, segment reporting and carve-out engagements. From 2017-2022 Mr. Cogley held the position of Vice President of Finance & Accounting at NexTier Bank where he was a member of the Company’s senior management team and led its accounting and finance operations, including the general ledger, financial planning and analysis, internal and external financial reporting, and human resources. From 2015-2017 Mr. Cogley held the position of Global Cash Manager for Calgon Carbon Corporation, where he was responsible for all daily cash decisions across the global enterprise. From 2012-2015 Mr. Cogley was a Financial Analyst at TriState Capital Bank where he was responsible for building its Sarbanes-Oxley control environment, SEC/regulatory reporting and new system implementation, while also working on various process improvement projects. Mr. Cogley began his career at KPMG, LLP, providing audit and assurance services to a variety of clients in the financial services industry. Mr. Cogley earned a B.A. with a concentration in accounting and a Master of Business Administration with a concentration in finance from Duquesne University.

Robert Lewis, (Chief Operating Officer, Director). Mr. Lewis, a co-founder of Jabez Biosciences Inc., has served as Chief Operating Officer and Director since June of 2024.  Rob spent the last 28 years working in the pharmaceutical industry, beginning at TEVA Pharmaceuticals and continuing with other multiple global and mid-tier pharmaceutical corporations such as Sigma and Cypress Pharmaceuticals. Rob has held leadership positions overseeing the departments of Scientific Affairs, Medical Affairs, Regulatory Affairs, Clinical Affairs, and International and Domestic Business Development. Additionally, Rob has 30 NDA and ANDA FDA drug approvals and multiple launches under his supervision.  Since 2012, Rob has founded and taken multiple ownership stakes in other biotech, pharmaceutical, and medical device companies and serves on the board of directors for each company. Rob earned his B.S. in Chemistry & Biology from Columbia College.

Bruce A. Cassidy, (Independent Director), joined our Board of Directors in August of 2024. In addition to his role on our Board of Directors, Mr. Cassidy currently serves on the boards for various companies, including as chairman of the board of each of Assisted 4 Living, Inc., KeyStar Corporation (d/b/a Zensports), Loop Media, Inc. and the Sarasota Green Group, and as a member of the board of Oragenics, Inc. He was also the founding investor and served on the board of directors of Ohio Legacy Corp. Previously, Mr. Cassidy was the founder and CEO of Excel Mining Systems from 1991 until its sale in 2007 to Orica Mining Services, and from 2008 to 2009, he served as the President and CEO of one of its subsidiaries, Minora North & South Americas. He is currently the President of The Concession Golf Club in Sarasota, Florida. Mr. Cassidy was chosen to serve as a member of our Board of Directors due to his extensive leadership and business experience and as a CEO of a large company, as well as his service on other boards of directors.

Martin Lewis, (Director). Mr. Lewis joined our Board of Directors in August of 2024. Mr. Lewis has over 40 years of experience in Accounting and is a Certified Public Accountant. Mr. Lewis joined his current firm, Lewis, Kaufman & Co., P.C., in 1983. Prior to joining the firm, he developed his accounting skills working for Mesa Petroleum Company working on joint interest billings and offshore operations. Mr. Lewis received his bachelor’s degree in accounting with emphasis in Petroleum Accounting, from Texas Tech University in 1982. He also served as a former adjunct professor at Wayland Baptist University. Over the years, Mr. Lewis has been involved in management consulting for a wide variety of West Texas clients. He has developed a recognized specialty in the agricultural, financial institution & healthcare industries, including single and multi-physician medical practices. Mr. Lewis has contributed to the growth of the firm and is deeply committed to client service and to the personal and professional growth of his associates. He was elevated to stockholder in 1991. Mr. Lewis has been very active in the professional accounting field, having active memberships for a number of years with the American Institute of C.P.A.s, Texas Society of C.P.A.s, National Society of Accountants for Cooperatives and the Management of Accounting Practice - West Texas Chapter.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

COMPENSATION OF DIRECTORS1 AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tamara Jovonovich, President, CEO	2023	0	0	0	0	0	0	0
Brian Cogley, CFO	2023	0	0	0	0	0	0	0
Robert Lewis COO	2023	0	0	0	0	0	0	0

[1]	Directors, Martin Lewis and Bruce Cassidy, receive no compensation from the Company for their service at this time.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Principal Stockholders*

The following table sets forth information as to the shares of common stock beneficially owned as of May 22,2024 , by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

Tamara Jovonovich	6,200,000
Robert Lewis	6,200,000
Brian Cogley	500,000
Marlew, LTD (Martin Lewis, Control Person)	5,667,000
Total Officers and Directors As a Group	18,567,000

MFV, LLC (David Mehalick, Control Person)	3,500,250
JMCQ Holdings, LLC (Michael Lewis, Control Person)	5,067,000

*	these shares have been purchased or granted; however, they are not yet issued by the stock transfer agent.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In August 2024, the Company entered into an unsecured note agreement with Marlew, LTD in the principal amount of $750,000 together with interest of 10%, with a maturity date of October 15, 2024. Martin Lewis, Director, is a Control Person of Marlew, LTD.

Also in August 2024, the Company entered into an unsecured note agreement with AMLS Holdings, LLC in the principal amount of $250,000 together with interest of 10%, with a maturity date of October 15, 2024. Michael Lewis is a Control Person of AMLS Holdings, LLC and Control Person of JMCQ Holdings, LLC, a Beneficial Shareholder of Issuer.

Outstanding Equity Awards at Fiscal Year End

None

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0 and 10,000,000 Series A Preferred stock. As of the date of this Offering Circular, 30,681,000 shares of our Class A common stock have been granted or purchased, including 18,567,000 officer/director shares and 15,500 shares that were purchased by investors through private offering at $1.00 per share. No shares have yet been issued by the transfer agent but are in process of being issued.

Shares are broken down as follows:

Officers and Directors Shares – 18,567,000 Class A common shares to Officers and Directors;

Founders and Initial Shares – 12,098,500 Class A common shares (not including Officers and Directors);

Private offering Shares – 15,500 Class A common shares sold at $1.00 per share.

No preferred stock has been granted or issued.

Listing and Transfer Agent

Our common stock is not currently listed on any exchange. The transfer agent for our Shares is ClearTrust, LLC.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees, and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Shares, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary, and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Bondholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Bondholder’s particular circumstances or to Bondholders subject to special rules, including, without limitation:

●	A broker-dealer or a dealer in securities or currencies;

●	An S corporation;

●	A bank, thrift or other financial institution;

●	A regulated investment company or a real estate investment trust;

●	An insurance company;

●	A tax-exempt organization;

●	A person subject to the alternative minimum tax provisions of the Code;

●	A person holding the Shares or Redeemable Preferred Stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

●	A partnership or other pass-through entity;

●	A person deemed to sell the Shares or Redeemable Preferred Stock under the constructive sale provisions of the Code;

●	A U.S. person whose “functional currency” is not the U.S. dollar; or

●	A U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Shares or Redeemable Preferred Stock in this offering for cash and that hold the Shares or Redeemable Preferred Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Shares or Redeemable Preferred Stock this is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for US. Federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject U.S. federal income tax regardless of its source; or

●	a trust (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S persons that have the authority to control all substantial decision of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Shares or Redeemable Preferred Stock, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Shares or Redeemable Preferred Stock.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Shares or Redeemable Preferred Stock or that any such position would not be sustained.

ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, with respect to the Shares and Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares and Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

EXPERTS

The Company relies on the audit report of Astra Audit & Advisory, LLC of Tampa, Florida, for the fiscal year ended, June 30, 2024.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Jabez Biosciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Jabez Biosciences, Inc. (the Company) as of June 30, 2024, and the related statements of operations, stockholders’ deficit and cash flows for the periods from inception (May 22, 2024) to June 30, 2024, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and the results of its operations and its cash flows for the periods from inception (May 22, 2024) to June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Tampa, Florida

September 17, 2024

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707

FINANCIAL STATEMENTS (AUDITED) OF JABEZ BIOSCIENCES, INC. AS OF JUNE 30, 2024.

JABEZ BIOSCIENCES, INC.

BALANCE SHEET

ASSETS

June 30, 2024
CURRENT ASSETS
Cash	$12,000
TOTAL ASSETS	$12,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accrued interest	$113
TOTAL CURRENT LIABILITIES	113

LONG TERM LIABILITIES
Notes payable	22,500
TOTAL LONG TERM LIABILITIES	22,500
TOTAL LIABILITIES	22,613

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.00 par value, 10,000,000 shares authorized, no shares issued and outstanding	–
Common stock, $0.00 par value, 100,000,000 shares authorized, 30,665,500 shares issued and outstanding	3,300
Subscription receivable	(1,300)
Accumulated deficit	(12,613)
TOTAL STOCKHOLDERS’ DEFICIT	(10,613)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,000

The accompanying notes are an integral part of the financial statements.

JABEZ BIOSCIENCES, INC.

STATEMENT OF OPERATIONS

For the Period From Inception (May 22, 2024) to
June 30, 2024
REVENUE
Sales	$–
Cost of goods	–
Gross profit	–

OPERATING EXPENSES
Professional services expense	12,500
Total operating expenses	12,500

LOSS FROM OPERATIONS	(12,500)

OTHER INCOME (EXPENSE)

Interest expense	(113)
TOTAL OTHER EXPENSE	(113)

LOSS BEFORE INCOME TAXES	(12,613)

PROVISION FOR INCOME TAXES	–
NET LOSS	$(12,613)

LOSS PER SHARE

Earnings per share – basic	$(0.00)
Earnings per share – diluted	$(0.00)

Weighted average number of common shares outstanding	14,566,113

The accompanying notes are an integral part of the financial statements.

JABEZ BIOSCIENCES, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Period From Inception (May 22, 2024) to June 30, 2024

	COMMON STOCK		SUBSCRIPTION	ACCUMULATED
	SHARES	AMOUNT	RECEIVABLE	DEFICIT	TOTAL

BALANCE AT MAY 22, 2024	–	$–	$–	$–	$–

Shares issued for cash	17,115,500	2,000	–	–	2,000
Shares subscribed	13,550,000	1,300	(1,300)	–	–

Net loss	–	–	–	(12,613)	(12,613)

BALANCE AT JUNE 30, 2024	30,665,500	$3,300	$(1,300)	$(12,613)	$(10,613)

The accompanying notes are an integral part of the financial statements.

JABEZ BIOSCIENCES, INC.

STATEMENT OF CASH FLOWS

For the Period From Inception (May 22, 2024) to
June 30, 2024
OPERATING ACTIVITIES

Net loss	$(12,613)
Increase (decrease) in:
Accrued interest	113
NET CASH USED IN OPERATING ACTIVITIES	(12,500)

INVESTING ACTIVITIES

NET CASH USED IN INVESTING ACTIVITIES	–

FINANCING ACTIVITIES

Proceeds from notes payable	22,500
Shares issued for cash	2,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	24,500

NET INCREASE IN CASH	12,000
CASH AT BEGINNING OF PERIOD	–
CASH AT END OF PERIOD	$12,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$–
Taxes paid	$–
NON-CASH INVESTING AND FINANCING INFORMATION:
Subscriptions receivable	$1,300

The accompanying notes are an integral part of the financial statements.

JABEZ BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

June 30, 2024

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

Jabez Biosciences, Inc. (“Jabez”, the “Company”) was incorporated in the state of Florida on May 22, 2024. The Company is a biotechnology company developing liquid and solid tumor therapies. The current business model is designed around furthering the development of its current product portfolio in new and exciting therapeutic areas such as oncology.

Basis of Presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the accompanying financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly the Company’s consolidated financial position, results of operations, and cash flows.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash – For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. The Company regularly monitors the financial condition of the institution in which it has depository accounts and believes the risk of loss is minimal.

Income Taxes – The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between reporting of income and expenses for financial reporting purposes and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

ASC 740 clarifies the accounting and reporting for uncertainties in income tax law within subtopic ASC 740-10-25-5. The guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management believes that there is no liability related to uncertain tax positions as of June 30, 2024.

Use of Estimates – The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Adoption of New Accounting Pronouncements – During the period from inception (May 22, 2024) to June 30, 2024, there were new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Going Concern Risk – The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As discussed in Note 7, Subsequent Events, Management has demonstrated the ability to raise capital to execute our business plan. Through the date of these financial statements, there have been no new contracts or leases executed, and the Company has minimal operating expenses. Based on a review of the Company’s financial position, current and future expense structure, and liquidity and debt obligations, management believes the Company has sufficient cash and cash available to it to meet all financial needs and obligations for the ensuing 12-month period.

NOTE 3 – DEBT

In May 2024, the Company entered into an unsecured note agreement with a third party in the principal amount of $12,500 together with interest of 6%, with a maturity date of May 31, 2026. The note had an outstanding principal balance of $12,500 as of June 30, 2024 and accrued interest of $63.

In June 2024, the Company entered into an unsecured note agreement with third party in the principal amount of $10,000 together with interest of 6%, with a maturity date of June 28, 2026. The note had an outstanding principal balance of $10,000 as of June 30, 2024 and accrued interest of $50.

All notes payable mature during the year ended December 31, 2026.

NOTE 4 – CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 110,000,000 shares, of which 100,000,000 shares with zero par value shall be designated as Common Stock and 10,000,000 shares with zero par value shall be designated as Preferred Stock. The Preferred Stock authorized by the Company’s Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the Company’s financial statements.

NOTE 6 – INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry-forwards. Deferred federal and state income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

The following is a reconciliation of the applicable federal income tax as computed at the federal statutory tax rate to the actual income taxes reflected in the Statement of Operations for the period from inception (May 22, 2024) to June 30, 2024:

June 30, 2024
Tax provision at U.S. federal income tax rate	21.00%
State income tax provision, net of federal	4.35%
Valuation allowance	(25.35)%
Provision for income taxes	0.00%

The Company has not recorded any income tax expense or benefit for the period from inception (May 22, 2024) to June 30, 2024.

NOTE 7 – SUBSEQUENT EVENTS

Management has performed a review of all events and transactions occurring after June 30, 2024 through the date the financial statements were available to be issued for items that would require adjustment to or disclosure in the accompanying financial statements, noting no such items or transactions other than the following:

In July 2024, the Company entered into an exclusive license agreement (the “License Agreement”) with the Ohio State Innovation Foundation (“OSIF”), the technology transfer function of The Ohio State University and the Hendrix College, where the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary dihydroorotate dehydrogenase (“DHODH”) small molecule inhibitor. The License Agreement provides the Company exclusive rights to use the licensed patents and related intellectual property in connection with the development and commercialization efforts of DHODH.

As consideration for the exclusive License Agreement, the Company paid OSIF $500,000 for the upfront license fee, and $510,650 for past patent expenses. Total consideration paid was $1,010,650 in the month of August 2024. In addition, in accordance with the License Agreement, the Company agreed to pay OSIF certain specified contingent royalty payments and milestone payments, in each case to the extent such payments are triggered by the Company’s development activities.

In August 2024, the Company entered into an unsecured note agreement with Marlew, LTD in the principal amount of $750,000 together with interest of 10%, with a maturity date of October 15, 2024. Martin Lewis, Director, is a Control Person of Marlew, LTD.

Also in August 2024, the Company entered into an unsecured note agreement with AMLS Holdings, LLC in the principal amount of $250,000 together with interest of 10%, with a maturity date of October 15, 2024. Michael Lewis is a Control Person of AMLS Holdings, LLC and Control Person of JMCQ Holdings, LLC, a Beneficial Shareholder of Issuer.

In August 2024, the Company commenced a private offering of common stock under Regulation D, Rule 506(b) to select accredited and non-accredited but sophisticated investors. The offering consisted of class “A” common stock at $1.00 per share. The Company issued 15,500 shares of common stock for a total purchase amount of $15,500 through the date the financial statements were issued.

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation
2.3	Bylaws
11.1	Consent of Independent Registered Public Accounting Firm.
12.1	Legal Opinion of Byrd Campbell, P.A.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe the information contained within this Form 1-A is true and correct to the best of its knowledge and belief and has duly signed this Form 1-A in Zionsville, Indiana on September 21, 2024.

Jabez Biosciences, Inc.

By:	/s/ Tamara Jovonovich
Tamara Jovonovich
President, CEO, Director

By:	/s/ Brian Cogley
Brian Cogley
CFO, Director

By:	/s/ Robert Lewis
Robert Lewis
Director